Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Reraise Gaming Corporation

As independent registered public accountants, we hereby consent to the use of our report dated March 23, 2015 with respect to the financial statements of Reraise Gaming Corporation, in its registration statement on Form S-1/A (Amendment no. 5) relating to the registration of 2,366,500 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
March 23, 2015